SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934.

       Date of Report (Date of Earliest Event Reported): February 23, 2004


                           ASHCROFT HOMES CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


Colorado                          0-33437                       31-1664473
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(State or other                (Commission                   (I.R.S. Employer
jurisdiction of                File Number)                  Identification No.)
incorporation)


                   6312 So. Fiddlers Green Circle, Suite 500N
                   Englewood, Colorado                     80111
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number including area code: (303) 799-6194
                                                           --------------




                                       N/A
                               ------------------
          (Former name or former address, if changed since last report)



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Item 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On February 23, 2004, Ashcroft Homes Corporation (the "Company") engaged Mayer Hoffman McCann P.C. as its principal accountant and independent auditor for the fiscal year ended December 31, 2003 and simultaneously dismissed A.J. Robbins P.C., its former accountant. The Company expects to submit this decision to its Board of Directors for consideration in the near future, but has not received its formal approval as of the filing of this report.

     The reports of A.J. Robbins P.C. for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and the subsequent interim period through February 23, 2004, there were no disagreements with A.J. Robbins P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of A.J. Robbins P.C., would have caused A.J. Robbins P.C. to make reference to the matter in its report. Further, there were no reportable events as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-B during any of those periods.

     The Company has requested A.J. Robbins P.C. to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter will be filed as Exhibit 16 with an amendment to this Form 8-K.

     During the two most recent fiscal years and the interim period from the end of the last fiscal year to February 23, 2004, the Company has not consulted Mayer Hoffman McCann P.C. regarding any matter requiring disclosure in this Form 8-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

     c. Exhibits.

        16. Letter from former certifying accountant, A.J. Robbins P.C. will be filed as an amendment to this report.





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                                    SIGNATURE


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     ASHCROFT HOMES CORPORATION



Date:    March 1, 2004               By:  /s/ Richard O. Dean
         -------------                    --------------------------
                                          Richard O. Dean, President




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